Exhibit 99.1

News Release Contact: Michael A. Kuglin Chief Financial Officer & Chief Accounting Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P.

Announces Completion of $650,000,000 Issuance of 5.000% Senior Notes due 2031 and Announces Early Tender Results

Notice of Redemption Distributed to Holders of

5.500% Senior Notes due 2024 and 5.750% Senior Notes due 2025

Whippany, New Jersey, May 24, 2021 — Suburban Propane Partners, L.P. (NYSE:SPH) (“Suburban Propane”), a nationwide distributor of propane, renewable propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity and investor in low carbon fuel alternatives, announced today the completion of its previously announced offering of $650 million aggregate principal amount of 5.000% Senior Notes due 2031 (the “2031 Senior Notes”), in a private offering to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons outside the United States under Regulation S under the Securities Act. Suburban Energy Finance Corp. (together with Suburban Propane, the “Issuers”), a wholly-owned direct subsidiary of Suburban Propane, is the co-issuer of the 2031 Senior Notes.

The 2031 Senior Notes were issued under an indenture for senior debt securities, dated as of May 24, 2021, with The Bank of New York Mellon as trustee (the “Trustee”). The net proceeds of the offering of the 2031 Senior Notes, after deducting estimated offering expenses, was approximately $639.9 million, all of which has been or will be used, together with borrowings under a revolving credit facility, to fund the refinancing, by repurchasing or redeeming, (i) all of the outstanding $525,000,000 aggregate principal amount of the Issuers’ 5.500% senior notes due 2024 (the “2024 Senior Notes”), and (ii) all of the outstanding $250,000,000 aggregate principal amount of the Issuers’ 5.750% Senior Notes due 2025 (the “2025 Senior Notes,” and together with the 2024 Senior Notes, the “Tender Offer Notes”), including fees and expenses associated with the refinancing. As previously announced on May 10, 2021, Suburban Propane launched a cash tender offer for the Tender Offer Notes (the “Offer”).

In addition, Suburban Propane announced that as of 5:00 p.m., New York City time, on May 21, 2021 (the “Withdrawal Deadline”), (i) approximately $365,083,000 million principal amount of the 2024 Senior Notes (or approximately 69.54% of the outstanding principal amount of the 2024 Senior Notes), and (ii) approximately $168,976,000 million principal amount of the 2025 Senior Notes (or approximately 67.59% of the outstanding principal amount of the 2025 Senior Notes) have been tendered in connection with the Offer. Suburban Propane also received the requisite consents for the proposed amendments to the indenture governing the 2024 Senior Notes and the indenture governing the 2025 Senior Notes, in each case, to, among other changes, eliminate substantially all of the restrictive covenants, certain events of default and related provisions with respect to the Tender Offer Notes, and shorten the minimum notice period for redemptions of the Tender Offer Notes to three business days.

Title of Note	CUSIP No.	Outstanding Principal Amount(1)	Principal Amount Tendered(2)
5.500% Senior Notes due 2024	864486 AH8	$525,000,000	$365,083,000
5.750% Senior Notes due 2025	864486 AJ4	$250,000,000	$168,976,000

(1)	As of May 10, 2021.
(2)	As of May 21, 2021.

Payment for the Tender Offer Notes validly tendered and not properly withdrawn on or prior to the Withdrawal Deadline and accepted for purchase will be made today, May 24, 2021 (the “Early Settlement Date”). The Issuers will make cash payments to (i) all holders who validly tendered their 2024 Senior Notes and delivered their consents in the Offer of $1,012.00 per $1,000 principal amount of the 2024 Senior Notes tendered, and (ii) all holders who validly tendered their 2025 Senior Notes and delivered their consents in the Offer of $1,020.42 per $1,000 principal amount of the 2025 Senior Notes tendered, in each case plus accrued and unpaid interest from the last interest payment date to, but not including, the Early Settlement Date. The complete terms and conditions of the Offer were set forth in the Offer to Purchase and Consent Solicitation Statement, dated May 10, 2021 (the “Offer to Purchase”) and in the related Consent and Letter of Transmittal, which was made available to the eligible holders of the Tender Offer Notes on May 10, 2021.

Additionally, today, the Issuers (i) distributed notices of redemption to holders of the Tender Offer Notes not accepted for tender on the Early Settlement Date, and (ii) satisfied and discharged the 2024 Senior Notes and the 2025 Senior Notes in accordance with their terms. The redemption price of any 2024 Senior Notes so redeemed is 100.917% of the principal amount thereof, plus accrued and unpaid interest up to, but not including, the date of redemption. The redemption price of any 2025 Senior Notes so redeemed is 101.917% of the principal amount thereof, plus accrued and unpaid interest up to, but not including, the date of redemption. The Issuers have deposited with the Trustee sufficient funds to redeem, on the respective redemption dates, any and all of the Tender Offer Notes that were not tendered and validly accepted prior to the Withdrawal Deadline. Tender Offer Notes subject to redemption are to be surrendered to the Trustee in exchange for payment of the redemption price. The redemption of the outstanding aggregate principal amount of all of the 2025 Senior Notes is scheduled to occur on May 27, 2021, and the redemption of the outstanding aggregate principal amount of all of the 2024 Senior Notes is scheduled to occur on June 1, 2021. The notice of redemption distributed to holders of the 2025 Senior Notes supersedes the previously announced conditional notice of redemption distributed to the holders of the outstanding 2025 Senior Notes, which provided for a redemption on June 9, 2021 of all outstanding 2025 Senior Notes not purchased pursuant to the Offer, and which has been withdrawn.

Suburban Propane retained BofA Securities, Inc. to act as Dealer Manager in connection with the Offer. Copies of the Offer to Purchase and the related Letter of Transmittal may be obtained from D.F. King & Co., Inc., the Tender Agent and the Information Agent for the Offer, by email at sph@dfking.com or by phone at (212) 269-5550 (banks and brokers) or (866) 745-0273 (all others). Questions regarding the Offer may be directed to the Tender Agent and the Information Agent at this phone number. Questions regarding the Offer may also be directed to the Dealer Manager at (980) 388-3646 (collect) or debt_advisory@bofa.com.

This announcement is not an offer to purchase or a solicitation of an offer to sell any securities. The Offer is being made solely by means of the Offer to Purchase and the related Consent and Letter of Transmittal. The 2031 Senior Notes are not registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Suburban Propane Partners, L.P.

Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane, renewable propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity and investor in low carbon fuel alternatives, servicing over 1 million customers through its 700 locations across 41 states. The company proudly celebrated 90 years of innovation, growth and quality service in 2018. The brand is currently focused on three core elements including Suburban Commitment - showcasing the company’s 90+ year legacy of flexibility, reliability and dependability, Suburban Cares - highlighting dedication to serving local communities across the nation and Go Green with Suburban Propane - promoting the affordable, clean burning and versatile nature of propane as a bridge to a green energy future. Suburban Propane is a New York Stock Exchange listed limited partnership headquartered in Whippany, NJ. For additional information on Suburban Propane, please visit www.suburbanpropane.com.

About Suburban Energy Finance Corp.

Suburban Energy Finance Corp. is a Delaware corporation and a wholly-owned subsidiary of Suburban Propane formed for the sole purpose of acting as the co-issuer of the Notes and as co-obligor for other debt securities Suburban Propane has issued and may issue in the future. It has nominal assets and does not and will not conduct any operations or have any employees.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Suburban expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements regarding actions taken by the holders of the notes or by Suburban Propane with respect to the Offer and the offering of the 2031 Senior Notes. These statements reflect Suburban Propane’s expectations or forecasts based on assumptions made by the partnership. These statements are subject to risks including those relating to market conditions, financial performance and results, prices and demand for natural gas and oil and other important factors that could cause actual results to differ materially from our forward-looking statements. These risks are further described in Suburban Propane’s reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and Suburban Propane undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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